Exhibit 99.1

                            CERTIFICATION PURSUANT TO
                 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

     In connection with the annual report of Dragon Pharmaceutical Inc. (the "Company") on Form 10-K for the period ending December 31, 2002 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), We, Alexander Wick, President and Matthew Kavanagh, Director of Finance and Compliance of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of our knowledge and belief:

     (1) the Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     (2) the information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.




                                     /s/Alexander Wick
Date: April 16, 2003                 -----------------------------------------
                                     Alexander Wick
                                     President
                                    (Principal Executive Officer)



                                     /s/Matthew Kavanagh
                                     -----------------------------------------
                                     Matthew Kavanagh
                                     Director of Finance and Compliance
                                    (Principal Financial and Accounting Officer)